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                                                               EXHIBIT 23.3


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form S-1 (File
No. 333-100648) of ScanSoft, Inc. of our report dated January 28, 2003 relating to the financial statements of SpeechWorks International, Inc., which appears in the Current Report on Form 8-K/A filed by ScanSoft, Inc. on October 16, 2003.
We also consent to the reference to us under the heading "Experts" in such Registration Statement.



/s/ PricewaterhouseCoopers LLP



Boston, Massachusetts
October 16, 2003